Exhibit (10)-ll

LETTER WAIVER

Dated as of December 8, 2006
To the banks, financial institutions
and other institutional lenders
(collectively, the "Lenders")
parties to the Credit Agreement
referred to below and to Citibank, N.A.,
as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

We refer to the Five Year Credit Agreement dated as of July 26, 2005 (the "Credit Agreement") among the undersigned and you, and the letter waivers thereunder dated November 23, 2005 (referred to herein as the “First Letter Waiver”), February 17, 2006 (effective February 24, 2006 and referred to herein as the “Second Letter Waiver”), May 15, 2006 (the “Third Letter Waiver”) and August 23, 2006 (the “Fourth Letter Waiver” and collectively, with the First Letter Waiver, the Second Letter Waiver, the Third Letter Waiver and the Forth Letter Waiver, the “Waivers”). Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement and the Waivers.

Reference is made to each of Borrower’s Announcements and the events described under the prior Waivers, and the prior definitions of Announcements are amended hereby to include Borrower’s: (i) press releases, dated September 29, 2006 and November 9, 2006, (ii) Borrower’s filings with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 8-K, filed September 20, 2006 (request to New York Stock Exchange for additional trading period and commencement of second consent solicitation on public debt) , September 28, 2008 (relating to public debt consent solicitation), September 29, 2006 (completion of consent solicitation), September 29, 2006 (grant of additional trading period from New York Stock Exchange) and November 9, 2006 (execution of Supplemental Indenture No. 8 extending waivers on the Borrower’s public debt, release of expected financial results for the third quarter of 2006 and certain director and officer compensation matters) and (iii) Borrower’s filing on Form 12b-25, filed with the SEC on November 9, 2006.

In light of these events described in the Announcements, and other confidential information which Borrower has disclosed to Agent and Lenders orally and in writing prior to the date hereof under the terms of confidentiality agreements executed with each Lender (the “Confidential Disclosures”), Borrower has requested, and the Required Lenders hereby agree that the term “Waiver Termination Date” as defined in the Waivers is superseded and is hereby defined for all purposes as January 31, 2007. The terms of the Third Letter Waiver and the Fourth Letter Waiver shall remain in full force and effect, as modified by this Letter Waiver, including, without limitation, paragraphs (and any subparagraphs) three, five and six of the Third Letter Waiver.

The amount of the Monthly Fee, as defined in paragraph seven of the Third Letter Waiver, shall remain as set forth therein. However, payment of the Monthly Fee will be made on December 1, 2006 and on January 2, 2007.

This Letter Waiver shall become effective as of December 15, 2006 if, as of that date, the Agent has received counterparts of this Letter Waiver executed on behalf of Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Waiver.

If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to Susan Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

With respect to the matters waived hereunder, nothing in this Letter Waiver shall constitute an admission (1) of liability with respect to such matters, (2) that a breach of any representation, warranty, covenant or other provisions of the Credit Agreement has occurred, or (3) that any Default or Event of Default has occurred under the Credit Agreement.

The Waivers, as modified by each other and this Letter Waiver, shall represent the entire agreement with respect to the matters contained herein and, except where otherwise noted herein or therein, shall supersede any prior agreements whether written or oral. This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

BAUSCH & LOMB INCORPORATED

By  /s/ Efrain Rivera
Title: Vice President and Treasurer

Agreed as of the date first above written:
CITIBANK, NA.,
as Agent and as Lender

By /s/ Robert J. Kane
Title: Managing Director
KEYBANK NATIONAL ASSOCIATION

By /s/ Marianne Meil
Title: Senior Vice President

BARCLAYS BANK PLC

By /s/ Nicholas Bell
Title: Director

BANK OF TOKYO-MITSUBISHI UFJ TRUST
COMPANY (f/k/a Bank of Tokyo-Mitsubishi Trust
Company)

By /s/ Harumi Kambara
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By /s/ Bruce Yoder
Title: Vice President

MIZUHO CORPORATE BANK, LTD.

By /s/ Raymond Ventura
Title: Deputy General Manager

U.S. BANK NATIONAL ASSOCIATION

By /s/ Eric Cosgrove
Title: Assistant Vice President

ALLIED IRISH BANKS, P.L.C.

By /s/ Anthony O’Reilly
Title: Senior Vice President

By /s/ Denise Magyer
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By /s/ John M. Carroll
Title: First Vice President

THE NORTHERN TRUST COMPANY

By /s/ Alex Nikolov
Title: Second Vice President